UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2009

TC Global, Inc.

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33646	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

New Master License Agreement in South Korea

On November 23, 2009, Tully’s Coffee International, PTE LTD, (“Tully’s Coffee International”) a wholly owned subsidiary of Tully’s Coffee Asia Pacific Partners, LP the joint venture formed by Tully’s Coffee Asia Pacific, Inc. (“TCAP”), a wholly-owned subsidiary of Tully’s Coffee Corporation (“Tully’s”), and Asia Food Culture Management Pte, Ltd (“AFCM”), a Singapore company, entered into a Master License Agreement with DK Retail Co., Ltd., (“DK Retail”) a South Korean corporation, to develop the Tully’s brand in South Korea. Under the terms of the Master License Agreement, DK Retail will pay Tully’s Coffee International an initial commitment fee, an additional per store fee and is obligated to develop 100 Tully’s retail locations in South Korea over the next 5 years. The Master License Agreement has a renewable five year term, subject to payment of extension fee.

Item 7.01	Regulation FD Disclosure.

Tully’s has announced a significant agreement related to its development of business opportunities in Asia, as described in Item 1.01 above.

The information in Item 7.01 of this Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TC Global, Inc.

Date: November 25, 2009	By:	/s/ ANDREW M. WYNNE
Andrew M. Wynne
Vice-President and Chief Financial Officer

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